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                                                                    EXHIBIT 10.8

                      RUSHMORE INVESTMENT ADVISORS. INC
================================================================================

                        PROFESSIONAL ADVISORY AGREEMENT
                        -------------------------------
Rushmore Investment Advisors, Inc. (Advisor) and Marjorie M. Chapman (Client) enter into this Professional Services Agreement (the Agreement) on 8-25-97
(Date).

1. SERVICES PROVIDED:
     Advisor agrees to direct, implement, monitor and manage the investment and reinvestment of certain assets of the Client and the proceeds thereof. The listing of assets included in this agreement is provided in attachment "A" hereto. The parties agree that, upon addition or deletion of any asset covered under this Agreement, Advisor will maintain an updated listing of all assets covered under this Agreement. The revised asset listing as maintained by Advisor will be considered as the revised attachment "A" to this agreement.

2. PROGRAM AND ADVISORY AUTHORITY:
     Advisor's authority with respect to the Client assets shall be one of the following as indicated:

     ___ 1. INDIVIDUAL MANAGED ASSET PROGRAM (IMAP) Discretionary - Advisor shall have authority to purchase and/or sell assets on behalf Client without obtaining approval for any transaction.

         ______ Rushmore Managed Account
         ______ Third-Party Managed

      X
     --- 2. MUTUAL FUND MANAGED ASSET PROGRAM (MFMAP) Discretionary - Advisor shall have authority to purchase and/or sell assets on behalf of client without obtaining approval for any transaction.


3. ACCOUNT RESTRICTIONS:
     Advisor agrees to observe any specific Client investment policy, guidelines and/or restrictions as provided by Client.

4. REPORT TO CLIENT:
     Advisor shall provide Client with quarterly written statements regarding assets managed by Advisor, including the market value of current holdings, purchases and sales, and any income or expense items (including any advisory fees to be paid to Advisor). Client will receive an annual report including all quarterly statements, meeting notes, and copies of all correspondents.

5. PROXY VOTING:
     Unless specifically directed by Client, Advisor shall not assume
                                                           ---
     responsibility for voting proxies on Client behalf.

6. BROKERAGE SERVICES:
     Subject to Client approval, Advisor will select brokerage firms to execute transactions on Client's behalf. Criteria used in selection process shall include commission costs and execution capabilities. Advisor assumes responsibility recommending brokerage firm and for negotiating brokerage rates on Client's behalf. All brokerage commissions, stock transfer fees and other
________________________________________________________________________________
13355 Noel Road, Suite 300                                 (214) 234-2829(Voice)
Dallas, TX 75240                                           (214) 234-8949 (FAX)
     similar charges relating to Client's investments shall be paid by Client. Advisor shall not receive commissions for the sale or redemption of mutual fund securities in Client's portfolio. Advisor may use an affiliated broker/dealer to efficiently execute trades for Client's portfolio. Transaction fees for mutual fund securities received by any affiliated broker dealer shall not exceed the transaction charges on the Advisory Fee
     Schedule in Exhibit A. In addition Advisor may receive administrative service fees from various mutual fund sponsors for rendering specific services to the mutual fund. This is separate from 12(b)1 administrative service fee paid on some mutual funds to the broker/dealer of record.

7.  CUSTODY OF ASSETS:
     Client acknowledges that Advisor will not have custody of Client's funds. Client retains responsibility for custodianship of all Client assets. Client acknowledges that Advisor is only providing advisory services described in this Agreement and that Advisor retains no custody or possession of the assets in the Client's account and performs no depository services with respect to Client's account.

8.  CONFIDENTIALLY OF INFORMATION:
     All advice as provided by Advisor is to be confidential, and not publicized or communicated to any outside third party without the written consent of Advisor and Client, except as required by applicable state or federal law.

9.  FEES:
     Fees payable to Advisor for advisory services shall be calculated as a percentage of the average daily market value of the assets managed, according to the fee schedule shown below. Fees shall become due payable at the end of each calendar quarter in which the Client's assets are managed by Advisor. A deposit, equal to the fees calculated according to the fee schedule below, based on the balance at the beginning of each quarter, will be retained by Advisor until the end of each quarter at which time the fees are due and payable. Advisor shall notify Client in writing of the amount of fees due, how the fees were calculated, and the value of the assets on which the fees were computed. Client will provide for an automatic draft to be established for payment of all fees. The base number for fee calculation shall be the assets under management by Advisor as of the end of each calendar quarter. Fees for a partial quarter shall be calculated on a pro rata basis assuming 365 day year. Advisor does not offer any fee schedule based on account performance. All Accounts are subject to a minimum quarterly fee of $500.00.

     FEE SCHEDULE
     ------------

     Assets Managed (average daily balance in quarter)                            Ann Rate              Qtly Rate
     ------------------------------------------------                             --------              ---------
     Amounts equal to or less than $250,000                                          2.00%                .5000%
     Amounts greater than $250,000 or equal to $500,000                              1.75%                .4375%
     Amounts greater than $500,000 but less than or equal to $1,000,000              1.50%                .3800%
     Amounts greater than $1,000,000 but less than equal to $3,000,000               1.00%                .2500%
     Amounts greater than $3,000,000                                                       negotiable

     All fees are payable monthly or quarterly and are negotiable with Client. Where advanced retainers are deposited, and are not for more than three months in advance, and if the engagement is subsequently terminated, any unearned fees will be refunded to Client. Client agrees that the
________________________________________________________________________________
13355 Noel Road, Suite 300                               (214) 234-2829 (Voice)
Dallas, Tx 75240                                         (214) 234-8949 (FAX)

     Advisor may send bills for its fees for direct payment by the bank or firm holding Client's securities and funds, provided that at the same time Advisor sends a copy of its billing to Client showing the amount of the fee, the value of the Client's assets on which the fee is based, and the specific manner in which the fee is calculated.

10. ASSIGNABILITY:
     This Agreement may not be assigned to any third party by without written consent of Client. This agreement shall be binding upon and inure to the benefit of the parties, and successors, heirs and assigns of Client.

11. DIVISIBILITY OF AGREEMENT:
     If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

12. TERM OF AGREEMENT:
     This Agreement shall take effect as of the date of execution by both parties, and shall continue in effect until terminated by either party, one to the other, upon thirty days written notice.

13. APPOINTMENT OF RUSHMORE AS ATTORNEY-IN-FACT:
     Subject to the elections in paragraph 2, Client agrees to appoint Advisor its agent and attorney-in-fact in connection with assets managed by Advisor for Client, including but not limited to, purchase and sale of securities, clearance and settlement of securities transactions, transfer, receipt, and delivery of securities or cash, and authorizes Advisor to give such instructions and to act on behalf of the Client with respect to the managed assets in the same manner and with the same force and effect as if the Client acted directly. This Limited Power of Attorney shall remain in effect until authority is revoked by Client upon receipt by Advisor of written notice of such revocation. A copy of the Limited Power of Attorney, once executed, will be attached hereto as exhibit B.

14. ENTIRE AGREEMENT:
     This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter and contains all of the covenants and agreements between the parties with respect to said matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statements, or promises not contained in this Agreement shall be valid or binding.

I5. GOVERNING LAW:
     This agreement shall be governed by and construed in accordance with the laws of the State of Texas

16. NOTICES:
     Notices under this Agreement shall be in written form, and directed to the designated representatives of Advisor and Client as shown below. Both Advisor and Client warrant that the

________________________________________________________________________________
13355 Noel Road Suite 300                                  (214) 234-2829(Voice)
Dallas, TX 75240                                           (214) 234-8949 (FAX)
     parties designated below and executing this Agreement are duly authorized to enter into this Agreement on behalf of their respective entities.

17. RECOMMENDATIONS:
     The recommendations to be provided under this agreement are advisory in nature, and Client expressly agrees that Advisor shall not be held liable in any manner with reference to the investment performance of Advisor's recommendations, provided those recommendations are duly provided by Advisor in good faith, with reasonable care and consideration for Client's circumstances.

18. ARBITRATION:
     Any controversy or claim arising out of or related to this agreement, or any breach thereof, shall be settled by arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment upon the award rendered by the Arbitrator(s) may be entered into any Court having jurisdiction thereof.

19. OTHER ACKNOWLEDGMENTS:
     Client acknowledges that it has received at least 48 hours in advance of signing this agreement, a disclosure statement from Advisor that includes
     (i) any affiliations with any securities dealer or other investment advisor and the nature of such affiliation, (ii) the Advisor's fee schedule and the extent to which such fees are negotiable, (iii) the extent to which the Advisor will also act as principal or as an agent to execute recommended transactions in securities, and (iv) other information about Advisor. Such disclosure may be satisfied by delivery to Client of Part II of the form ADV of Advisor, as filed with the Securities and Exchange Commission.


RUSHMORE:                                              CLIENT: PLEASE PRINT
                                                        NAME & ADDRESS
RUSHMORE INVESTMENT ADVISORS, INC.                       /s/Marjorie M Chapman
                                                       -------------------------
13355 NOEL ROAD, SUITE 300                                  10323 Cimmaren Tr.
                                                       -------------------------
DALLAS, TX 75240                                            Dallas TX 75243
                                                       -------------------------

ACCEPTED, this 5 day of September, 1997.

By:                                                    By:

/s/ F. E. Mowery                                       /s/ Marjorie M. Chapman
-------------------------------                        -------------------------
Frederick  E. Mowery, President                                  Client

________________________________________________________________________________
13355 Noel Road, Suite 300                                (214) 234-2829 (Voice)
Dallas, TX 75240                                          (214) 234-8949   (FAX)